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                                                                    EXHIBIT 23.1

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Jill Kelly Productions Holding, Inc. on Form SB-2 Amendment No. 2 of our report dated February 20, 2004 and March 26, 2004 with respect to Note 16, relating to the consolidated financial statements of Jill Kelly Productions Holding, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Sherb & Co., LLP
New York, NY
November 5, 2004